Exhibit 99.1

DoubleVerify Reports First Quarter 2024 Financial Results

Increased Revenue by 15% Year-over-Year to $140.8 Million, Driven by Global Growth in Social and CTV Measurement

Achieved Net Income of $7.2 Million and Adjusted EBITDA of $38.1 Million, representing a 27% Adjusted EBITDA margin

NEW YORK – May 7, 2024 – DoubleVerify (“DV”) (NYSE: DV), one of the leading software platforms for digital media measurement, data and analytics, today announced financial results for the first quarter ended March 31, 2024.

“We made solid progress across multiple growth vectors in the first quarter, ending the period above the high end of our guidance,” said Mark Zagorski, CEO of DoubleVerify. “We enhanced and scaled our independently accredited core verification and performance solutions across leading social and CTV platforms, grew the adoption and usage of Scibids AI, and expanded our international businesses through global partnerships with large new and existing advertisers, all of which drove strong revenue growth and profitability. Our solutions continue to deliver unparalleled utility and value by reducing media waste and maximizing campaign effectiveness, fostering expansion with existing customers, and attracting great new advertisers to DV.”

First Quarter 2024 Financial Highlights:

(All comparisons are to the first quarter of 2023)

●	Total revenue of $140.8 million, an increase of 15%.
●	Activation revenue of $79.3 million, an increase of 13%.
●	Measurement revenue of $49.3 million, an increase of 19%.
o	Social measurement revenue increased by 51%.
o	International measurement revenue increased by 40%, with EMEA growth of 44% and APAC growth of 33%.
o	Media Transactions Measured (“MTM”) for CTV increased by 45%.
●	Supply-side revenue of $12.2 million, an increase of 8%.
●	Net income of $7.2 million and adjusted EBITDA of $38.1 million, which represented a 27% adjusted EBITDA margin.

First Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 16% year-over-year in the first quarter.
○	MTM increased by 18% year-over-year.

○	Measured Transaction Fee (MTF) declined 2% year over year primarily due to product mix. Measurement volumes, which are lower-priced than activation, increased relative to the prior-year period, driven by strong growth in social and international measurement.

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the first quarter.

●	Drove global market share growth through product upsells, international expansion, and new enterprise logo wins. Notable first-quarter new business wins include:
○	Expansions: Asda, Hyundai Motor Group and Audible by Amazon
○	New enterprise customer wins: McAfee, Carlsberg, and Perigo

●	Expanded brand safety and suitability measurement on Facebook and Instagram Feeds and Reels to 25 languages and extended viewability and fraud/IVT measurement coverage to Explore on Instagram.

●	Expanded brand safety and suitability measurement on TikTok to Japan and Brazil and broadened Spanish coverage to include four Central American countries where TikTok has launched.

●	Added 16 new brand safety and suitability categories to complement TikTok’s latest Inventory Filters, providing advertisers with enhanced measurement insights, greater protection across sensitive topics, and the ability to meet unique, industry vertical-specific brand requirements with increased precision.

●	Expanded measurement capabilities on Amazon to offer media quality authentication on Amazon’s owned and operated ad-supported OTT and CTV inventory. Brands can benefit from DV’s fraud detection, in-geo measurement, and app-level suitability across devices, including desktop, mobile, and CTV. DV also enables marketers to measure Viewability and Attention across Amazon’s owned and operated, ad-supported CTV inventory.

●	Partnered with Netflix to measure attention at the impression level with DV’s Authentic Attention® for CTV to showcase Netflix’s CTV Attention performance compared to other advertising-based video-on-demand (AVOD) apps and free ad-supported streaming television (FAST) channels.

●	Launched program-level measurement solutions with a leading streaming platform across over-the-top (OTT) devices, including CTV, to enable advertisers to measure brand safety and suitability and content performance at the program level.

●	Uncovered “FM Scam,” the second significant global scheme targeting audio spending after BeatSting. FM Scam spoofs a wide range of devices and audio players and generates up to 100 million monthly requests. During their peak, FM Scam and BeatSting cost unprotected advertisers more than a million dollars per month on a combined basis.

Accreditation and Certification Highlights:

●	Achieved Media Rating Council® (MRC) accreditation for MRC for Video Viewability in the CTV environment. DV also expanded accreditations for its CTV pre-bid data segments to include property-level brand suitability, contextual, and Fully On-screen segments.

●	First company to attain TrustArc’s TRUSTe Responsible AI Certification, demonstrating DV’s industry-leading commitment to AI governance and certifying its AI is valid, reliable, explainable, interpretable, accountable, transparent, privacy-enhanced, fair, safe, secure, and resilient.

“In the first quarter, we exceeded the top end of our guidance ranges on revenue and adjusted EBITDA, achieving year-over-year revenue growth of 15% and an adjusted EBITDA margin of 27% driven by continued product successes in fast-growing sectors, including Social,” said Nicola Allais, CFO of DoubleVerify. “We are adjusting our full-year 2024 guidance ranges to 17% revenue growth, and 31% adjusted EBITDA margins at the midpoints primarily due to uneven spending patterns among select large advertisers.”

Second Quarter and Full-Year 2024 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Second Quarter 2024:

●	Revenue of $152 to $156 million, a year-over-year increase of 15% at the midpoint.
●	Adjusted EBITDA of $41 to $45 million, representing a 28% margin at the midpoint.

Full Year 2024:

●	Revenue of $663 to $675 million, a year-over-year increase of 17% at the midpoint.
●	Adjusted EBITDA of $199 to $211 million, representing a 31% margin at the midpoint.

With respect to the Company’s expectations under "Second Quarter and Full Year 2024 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast and Other Information

DoubleVerify will host a conference call and live webcast to discuss its first quarter 2024 financial results at 4:30 p.m. Eastern Time today, May 7, 2024. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	March 31, 2024	December 31, 2023
Assets:
Current assets
Cash and cash equivalents	$302,017	$310,131
Short-term investments	32,312	—
Trade receivables, net of allowances for doubtful accounts of $9,580 and $9,442 as of March 31, 2024 and December 31, 2023, respectively	195,638	206,941
Prepaid expenses and other current assets	20,356	15,930
Total current assets	550,323	533,002
Property, plant and equipment, net	60,851	58,020
Operating lease right-of-use assets, net	64,910	60,470
Goodwill	432,865	436,008
Intangible assets, net	132,815	140,883
Deferred tax assets	16,619	13,077
Other non-current assets	1,810	1,571
Total assets	$1,260,193	$1,243,031
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$12,761	$12,932
Accrued expenses	34,218	44,264
Operating lease liabilities, current	9,844	9,029
Income tax liabilities	6,064	5,833
Current portion of finance lease obligations	2,640	2,934
Other current liabilities	9,841	8,863
Total current liabilities	75,368	83,855
Operating lease liabilities, non-current	75,124	71,563
Finance lease obligations	2,344	2,865
Deferred tax liabilities	7,514	8,119
Other non-current liabilities	2,752	2,690
Total liabilities	163,102	169,092
Commitments and contingencies (Note 14)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 171,756 shares issued and 171,724 outstanding as of March 31, 2024; 1,000,000 shares authorized, 171,168 shares issued and 171,146 outstanding as of December 31, 2023	172	171
Additional paid-in capital	899,354	878,331
Treasury stock, at cost, 32 shares and 22 shares as of March 31, 2024 and December 31, 2023, respectively	(1,146)	(743)
Retained earnings	206,139	198,983
Accumulated other comprehensive loss, net of income taxes	(7,428)	(2,803)
Total stockholders’ equity	1,097,091	1,073,939
Total liabilities and stockholders' equity	$1,260,193	$1,243,031

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Revenue	$140,782	$122,594
Cost of revenue (exclusive of depreciation and amortization shown separately below)	26,618	23,952
Product development	36,394	28,555
Sales, marketing and customer support	37,872	25,712
General and administrative	22,075	20,188
Depreciation and amortization	10,928	8,983
Income from operations	6,895	15,204
Interest expense	232	256
Other income, net	(2,272)	(2,734)
Income before income taxes	8,935	17,682
Income tax expense	1,779	5,507
Net income	$7,156	$12,175
Earnings per share:
Basic	$0.04	$0.07
Diluted	$0.04	$0.07
Weighted-average common stock outstanding:
Basic	171,306	165,631
Diluted	176,124	171,657
Comprehensive income:
Net income	$7,156	$12,175
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(4,625)	1,193
Total comprehensive income	$2,531	$13,368

DoubleVerify Holdings, Inc.
CONDESNED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated
							Other
							Comprehensive
					Additional		(Loss) Income	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Net of	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balance as of January 1, 2024	171,168	$171	22	$(743)	$878,331	$198,983	$(2,803)	$1,073,939
Foreign currency translation adjustment	—	—	—	—	—	—	(4,625)	(4,625)
Shares repurchased for settlement of employee tax withholdings	—	—	48	(1,792)	—	—	—	(1,792)
Stock-based compensation expense	—	—	—	—	20,718	—	—	20,718
Common stock issued upon exercise of stock options	153	—	—	—	1,695	—	—	1,695
Common stock issued upon vesting of restricted stock units	435	1	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(38)	1,389	(1,389)	—	—	—
Net income	—	—	—	—	—	7,156	—	7,156
Balance as of March 31, 2024	171,756	$172	32	$(1,146)	$899,354	$206,139	$(7,428)	$1,097,091

Balance as of January 1, 2023	165,448	$165	31	$(796)	$756,299	$127,517	$(6,326)	$876,859
Foreign currency translation adjustment	—	—	—	—	—	—	1,193	1,193
Shares repurchased for settlement of employee tax withholdings	—	—	30	(787)	—	—	—	(787)
Stock-based compensation expense	—	—	—	—	11,992	—	—	11,992
Common stock issued upon exercise of stock options	527	1	—	—	1,765	—	—	1,766
Common stock issued upon vesting of restricted stock units	182	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(35)	914	(914)	—	—	—
Net income	—	—	—	—	—	12,175	—	12,175
Balance as of March 31, 2023	166,157	$166	26	$(669)	$769,142	$139,692	$(5,133)	$903,198

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 31,
(in thousands)	2024	2023
Operating activities:
Net income	$7,156	$12,175
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	907	1,285
Depreciation and amortization expense	10,928	8,983
Amortization of debt issuance costs	74	74
Non-cash lease expense	1,569	1,658
Deferred taxes	(3,963)	(5,382)
Stock-based compensation expense	20,241	11,813
Interest expense, net	64	—
Other	677	(2)
Changes in operating assets and liabilities
Trade receivables	9,626	(8,052)
Prepaid expenses and other assets	(5,218)	(6,874)
Trade payables	55	3,700
Accrued expenses and other liabilities	(10,342)	2,048
Net cash provided by operating activities	31,774	21,426
Investing activities:
Purchase of property, plant and equipment	(6,393)	(4,099)
Purchase of short-term investments	(32,211)	—
Net cash used in investing activities	(38,604)	(4,099)
Financing activities:
Proceeds from revolving credit facility	—	50,000
Payments to revolving credit facility	—	(50,000)
Proceeds from common stock issued upon exercise of stock options	1,695	1,766
Finance lease payments	(815)	(513)
Shares repurchased for settlement of employee tax withholdings	(1,792)	(787)
Net cash (used in) provided by financing activities	(912)	466
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(377)	131
Net (decrease) increase in cash, cash equivalents, and restricted cash	(8,119)	17,924
Cash, cash equivalents, and restricted cash - Beginning of period	310,257	267,938
Cash, cash equivalents, and restricted cash - End of period	$302,138	$285,862

Cash and cash equivalents	$302,017	$285,738
Restricted cash (included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	121	124
Total cash and cash equivalents and restricted cash	$302,138	$285,862
Supplemental cash flow information:
Cash paid for taxes	$1,324	$1,708
Cash paid for interest	$74	$266
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$6,207	$1,415
Capital assets financed by accounts payable and accrued expenses	$45	$378
Stock-based compensation included in capitalized software development costs	$471	$179

Comparison of the Three Months Ended March 31, 2024 and March 31, 2023

Revenue

	Three Months Ended March 31,		Change	Change
	2024	2023	$	%

	(In Thousands)
Revenue by customer type:
Activation	$79,322	$69,892	$9,430	13%
Measurement	49,275	41,385	7,890	19
Supply-side customer	12,185	11,317	868	8
Total revenue	$140,782	$122,594	$18,188	15%

Adjusted EBITDA

In addition to results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended March 31,
	2024	2023

	(In Thousands)
Net income	$7,156	$12,175
Net income margin	5%	10%
Depreciation and amortization	10,928	8,983
Stock-based compensation	20,241	11,813
Interest expense	232	256
Income tax expense	1,779	5,507
M&A and restructuring costs (a)	11	—
Offering and secondary offering costs (b)	58	187
Other recoveries (c)	—	(267)
Other income (d)	(2,272)	(2,734)
Adjusted EBITDA	$38,133	$35,920
Adjusted EBITDA margin	27%	29%

(a)	M&A and restructuring costs for the three months ended March 31, 2024 consist of transaction costs related to the acquisition of Scibids Technology SAS (“Scibids”).
(b)	Offering and secondary offering costs for the three months ended March 31, 2024 and March 31, 2023 consist of third-party costs incurred for underwritten secondary public offerings by certain stockholders of the Company.
(c)	Other recoveries for the three months ended March 31, 2023 consist of sublease income for leased office space.
(d)	Other income for the three months ended March 31, 2024 and March 31, 2023 consist of interest income earned on interest-bearing monetary assets, and of the impact of changes in foreign currency exchange rates.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of the core business and for understanding and evaluating trends in operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in the industry may calculate these non-GAAP financial measures differently, therefore limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended
	March 31,
(in thousands)	2024	2023
Product development	$7,373	$4,379
Sales, marketing and customer support	5,936	3,507
General and administrative	6,932	3,927
Total stock-based compensation	$20,241	$11,813

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Second Quarter and Full-Year 2024 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2024 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify (“DV”) (NYSE: DV) is the industry’s leading media effectiveness platform that leverages AI to drive superior outcomes for global brands. By creating more effective, transparent ad transactions, we make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Learn more at www.doubleverify.com.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com